                          EXHIBIT 1.1 TO SCHEDULE 13D
                            AGREEMENT AS TO FILING
                                March 16, 1998

     The undersigned hereby agree that the Schedule 13D to which this Agreement is an exhibit is filed on our behalf.

/s/ Allen H. Wise
-------------------------------
Allen H. Wise

/s/ James B. Wise
-------------------------------
James B. Wise